Exhibit 99.2

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of the 15th day of December, 2014, by and among AMERIS BANCORP, a Georgia corporation (the “Bancorp”), AMERIS BANK, a Georgia state-chartered bank and wholly owned subsidiary of the Bancorp (the “Bank”; the Bancorp and the Bank are collectively referred to herein as the “Employer”), and DENNIS J. ZEMBER JR. (“Executive”).

BACKGROUND

WHEREAS, the expertise and experience of Executive in the financial institutions industry are valuable to the Employer;

WHEREAS, it is in the best interests of the Employer to maintain an experienced and sound executive management team to manage the Employer, further the Employer’s overall strategies and protect and enhance shareholder value; and

WHEREAS, the Employer and Executive desire to enter into this Agreement to establish the scope, terms and conditions of Executive’s continued employment by the Employer;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 a.m. on the date of its making first set forth above (the “Effective Date”).

2.            Employment. Executive is employed as the Executive Vice President and Chief Financial Officer of the Employer. Executive’s responsibilities, duties, prerogatives and authority in such offices shall be those customary for persons holding such offices of institutions in the financial institutions industry, as well as such other duties of an executive, managerial or administrative nature, which are consistent with such offices, as shall be specified and designated from time to time by the Board of Directors of the Bancorp (the “Bancorp Board”).

3.            Employment Period. Unless earlier terminated in accordance with Section 6 hereof, Executive’s employment under this Agreement shall begin as of the Effective Date and shall continue until the second anniversary thereof (the “Initial Term”); provided, however, that on the second anniversary of the Effective Date and on each second anniversary thereafter, Executive’s term of employment hereunder shall be extended by two years, unless either Executive or the Employer provides written notice to the other at least 90 days prior to the applicable extension date that Executive’s employment period shall not be further extended (the Initial Term, as so extended, the “Employment Period”). For purposes of this Agreement, “terminate” (and variations and derivatives thereof) shall mean, when used in connection with a cessation of employment, that Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance and regulations issued thereunder (collectively, “Section 409A”).

4.            Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to devote all of Executive’s business time and efforts to serving the business and affairs of the Employer commensurate with Executive’s offices. During the Employment Period, it shall not be a violation of this Agreement for Executive, subject to the requirements of Section 11, to (i) serve on civic or charitable boards or committees or (ii) manage personal investments, so long as such activities do not materially interfere with the performance of Executive’s responsibilities to the Employer or violate the Employer’s conflicts of interest or other applicable policies.

5.            Compensation and Benefits.

(a)          Base Salary. During the Employment Period, the Employer will pay to Executive a base salary at the rate of at least $285,000 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Employer’s payroll procedures from time to time. In accordance with the policies and procedures of the Compensation Committee (the “Committee”) of the Bancorp Board, the Employer shall review Executive’s total compensation at least annually and in its sole discretion may adjust Executive’s total compensation from year to year, but during the Employment Period the Employer may not decrease Executive’s Base Salary below $285,000; provided, however, that periodic increases in Base Salary, once granted, shall not be subject to revocation. The annual review of Executive’s total compensation will consider, among other things, changes in the cost of living, Executive’s own performance and the Bancorp’s consolidated performance.

(b)          Incentive Plans. During the Employment Period, Executive shall be entitled to participate, as determined by the Committee, in all incentive plans of the Employer applicable to senior executives of the Employer generally, including, without limitation, short-term and long-term incentive plans and equity compensation plans.

(c)          Benefit Plans. During the Employment Period, Executive or Executive’s dependents, as the case may be, shall be eligible for participation in all employee benefit plans, practices, policies and programs provided by the Employer applicable to senior executives of the Employer generally (the “Benefit Plans”).

(d)          Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement, in accordance with the policies, practices and procedures of the Employer applicable to senior executives of the Employer generally, for all reasonable and necessary out-of-pocket expenses incurred by Executive in the performance of Executive’s duties under this Agreement. The expenses eligible for reimbursement under this Section 5(d) in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive’s rights under this Section 5(d) are not subject to liquidation or exchange for any other benefit.

(e)          Vacation, Sick and Other Leave. During the Employment Period, Executive shall be entitled annually to a minimum of 20 business days of paid vacation and shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of the Employer.

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6.            Termination of Employment.

(a)          Cause. The Employer may terminate Executive’s employment with the Employer for Cause. For purposes of this Agreement, “Cause” shall mean:

(i)          the willful and continued failure of Executive to perform Executive’s duties with the Employer, other than any such failure resulting from Disability (as defined below), or to follow the directives of the Bancorp Board or a more senior executive of the Employer, following written notice from the Chief Executive Officer of the Employer specifying such failure;

(ii)         Executive’s willful misconduct or gross negligence (including, but not limited to, a material willful violation of the Employer’s written corporate governance and ethics guidelines and codes of conduct) in connection with the Employer’s business or relating to Executive’s duties hereunder;

(iii)        Executive’s habitual substance abuse;

(iv)        Executive’s being convicted of, or pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude;

(v)         Executive’s willful theft, embezzlement or act of comparable dishonesty against the Employer;

(vi)        a willful act by Executive which constitutes a material breach of Executive’s fiduciary duty to the Employer;

(vii)       a material breach by Executive of this Agreement, which breach is not cured (if curable) by Executive within 30 days following Executive’s receipt of written notice thereof; or

(viii)      conduct by Executive that results in the permanent removal of Executive from Executive’s position as an officer or employee of the Bancorp or the Bank pursuant to a written order by any banking regulatory agency with authority or jurisdiction over the Bancorp or the Bank, as the case may be.

For purposes of this Section 6(a), no act or failure to act on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Employer.

(b)          Good Reason. Executive may terminate Executive’s employment with the Employer for Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in Executive’s authority, duties or responsibilities; (ii) a material change in the geographic location at which Executive must regularly perform the services to be performed by Executive pursuant to this Agreement (other than a change in such geographic location to an office or other location closer to Executive’s home residence); and (iii) any other action or inaction that constitutes a material breach by the Employer of this Agreement; provided, however, that Executive must provide notice to the Employer of the condition Executive contends is Good Reason within 90 days after the initial existence of the condition, and the Employer must have a period of 30 days to remedy the condition. If the condition is not remedied within such 30-day period, then Executive must provide a Notice of Termination as set forth in Section 6(f) within 30 days after the end of the Employer’s remedy period.

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(c)          Without Cause. The Employer may terminate Executive’s employment without Cause (a “Termination Without Cause”).

(d)          Voluntary Termination. Executive may voluntarily terminate Executive’s employment without Good Reason (a “Voluntary Termination”).

(e)          Death or Disability. Executive’s employment with the Employer shall terminate automatically upon Executive’s death during the Employment Period. If the Employer determines in good faith that the Disability of Executive has occurred during the Employment Period, it may give to Executive written notice in accordance with Sections 6(f) and 14(i) of this Agreement of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Employer shall terminate effective on the 45th day after receipt of such written notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the inability of Executive to perform Executive’s duties with the Employer on a full-time basis for 180 days in any one-year period as a result of incapacity due to mental or physical illness or injury.

(f)           Notice of Termination. Any termination (other than for death) shall be communicated by a Notice of Termination given in accordance with Section 14(i) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) if the Termination Date (as defined below) is other than the date of receipt of such notice, specifies the Termination Date (which date shall be not more than 30 days after the giving of such notice, except as otherwise provided in Section 6(e)). The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of Executive or the Employer hereunder or preclude Executive or the Employer from asserting such fact or circumstance in enforcing Executive’s or the Employer’s rights hereunder.

(g)          Termination Date. “Termination Date” means (i) if Executive’s employment is terminated by the Employer for Cause or without Cause, the date of Executive’s receipt of the Notice of Termination or a later date specified therein, as the case may be, (ii) if Executive’s employment is terminated by Executive for Good Reason, the date of the Employer’s receipt of the Notice of Termination, (iii) if Executive’s employment is terminated by Executive as a Voluntary Termination, the date of the Employer’s receipt of the Notice of Termination or a later date specified therein, as the case may be, and (iv) if Executive’s employment is terminated by reason of death or Disability, the Termination Date shall be the date of death of Executive or the Disability Effective Date, as the case may be.

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7.            Obligations of the Employer Upon Termination.

(a)          Cause; Voluntary Termination. If, during the Employment Period, the Employer shall terminate Executive’s employment for Cause or Executive shall terminate Executive’s employment by a Voluntary Termination, then Executive shall be entitled to receive the following (collectively, the “Accrued Amounts”):

(i)          any accrued but unpaid Base Salary and accrued but unused vacation, sick or other leave pay, which shall be paid on the pay date immediately following the Termination Date in accordance with the Employer’s customary payroll procedures;

(ii)         any earned but unpaid cash bonus with respect to any completed fiscal year immediately preceding the Termination Date, which shall be paid on the otherwise applicable payment date; provided, however, that if Executive’s employment is terminated by the Employer for Cause, then any such accrued but unpaid cash bonus shall be forfeited;

(iii)        reimbursement for unreimbursed business expenses properly incurred by Executive, which shall be subject to and paid in accordance with the Employer’s expense reimbursement policies, practices and procedures; and

(iv)        such employee benefits, if any, as to which Executive may be entitled under the Benefit Plans as of the Termination Date.

(b)          Termination Without Cause or for Good Reason. If, during the Employment Period, the Employer shall terminate Executive’s employment without Cause or Executive shall terminate Executive’s employment for Good Reason, then Executive shall be entitled to receive the Accrued Amounts and, subject to Executive’s execution of a release of claims in favor of the Employer, its subsidiaries and affiliates and their respective officers and directors in a form to be provided by the Employer (the “Release”) and such Release becoming effective within 45 days following the Termination Date (such 45-day period, for purposes of this Section 7(b), the “Release Execution Period”), Executive shall also be entitled to receive the following:

(i)          a lump sum amount equal to two times the sum of (A) Executive’s Base Salary and (B) Executive’s highest cash bonus earned with respect to any fiscal year within the three most recently completed fiscal years immediately preceding the Termination Date, which amount shall be paid in cash on or before the 60th day after the Termination Date; provided, however, that if the Release Execution Period begins in one taxable year and ends in another taxable year, then payment shall not be made until the beginning of the second taxable year;

(ii)         a lump sum amount equal to the product of (A) the cash bonus, if any, that Executive would have earned for the fiscal year in which the Termination Date occurs based on the achievement of applicable performance goals for such year and (B) a fraction, the numerator of which is the number of days Executive was employed by the Employer during the year of termination and the denominator of which is the number of days in such year (the “Pro-Rata Bonus”), which amount shall be paid in cash on the date that annual bonuses are paid to senior executives of the Employer generally, but in no event later than two-and-one-half months following the end of the fiscal year in which the Termination Date occurs; and

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(iii)        if Executive timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), then the Employer shall reimburse Executive for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents until the earliest of: (A) the 18-month anniversary of the Termination Date; (B) the date Executive is no longer eligible to receive COBRA continuation coverage; and (C) the date on which Executive becomes eligible to receive substantially similar coverage from another employer. Such reimbursement shall be paid to Executive on the 15th day of the month immediately following the month in which Executive timely remits the premium payment.

(c)          Death or Disability. If Executive’s employment is terminated during the Employment Period on account of Executive’s death or Disability, Executive (or Executive’s estate or beneficiaries, as the case may be) shall be entitled to receive the following: (i) the Accrued Amounts; and (ii) a lump sum amount equal to the Pro-Rata Bonus, if any, that Executive would have earned for the fiscal year in which the Termination Date occurs based on the achievement of applicable performance goals for such year, which amount shall be paid in cash on the date that annual bonuses are paid to senior executives of the Employer generally, but in no event later than two-and-one-half months following the end of the fiscal year in which the Termination Date occurs. Notwithstanding any other provision contained herein, all payments made in connection with Executive’s Disability shall be provided in a manner that is consistent with federal and state law.

8.             Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy or practice provided by the Employer and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Employer, except as expressly provided otherwise in this Agreement. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement, except as expressly modified by this Agreement.

9.             No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under Section 7 of this Agreement.

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10.          Code Section 280G.

(a)          Certain Reductions in Agreement Payments. Anything in this Agreement to the contrary notwithstanding, in the event a nationally recognized independent accounting firm designated by the Employer and reasonably acceptable to Executive (the “Accounting Firm”) shall determine that receipt of all payments or distributions by the Employer and its affiliates in the nature of compensation to or for Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine as required below in this Section 10(a) whether to reduce any of the Payments paid or payable pursuant to this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if Executive’s Agreement Payments were so reduced. If the Accounting Firm determines that Executive would not have a greater Net After-Tax Receipt of aggregate Payments if Executive’s Agreement Payments were so reduced, then Executive shall receive all Agreement Payments to which Executive is entitled.

(b)          Accounting Firm Determinations. If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, then the Employer shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 10 shall be binding upon the Employer and Executive and shall be made as soon as reasonably practicable and in no event later than 20 days following the Termination Date. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments and benefits under the following sections in the following order: first from Section 7(b)(iii), then from Section 7(b)(ii) and lastly from Section 7(b)(i). All fees and expenses of the Accounting Firm shall be borne solely by the Employer.

(c)          Overpayments; Underpayments. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Employer to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed (an “Overpayment”) or that additional amounts which will have not been paid or distributed by the Employer to or for the benefit of Executive pursuant to this Agreement which should have been so paid or distributed (an “Underpayment”), in each case consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Employer or Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, Executive shall pay any such Overpayment to the Employer together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Employer if and to the extent such payment would not either reduce the amount on which Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than 60 days following the date on which the Underpayment is determined) by the Employer to or for the benefit of Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

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(d)          Definitions. The following terms shall have the following meanings for purposes of this Section 10:

(i)          “Reduced Amount” shall mean the greatest amount of Agreement Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Agreement Payments pursuant to Section 10(a).

(ii)         “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determined to be likely to apply to Executive in the relevant taxable year(s).

11.          Restrictive Covenants.

(a)          Executive Acknowledgements. Executive acknowledges that (i) the Employer has separately bargained and paid additional consideration for the restrictive covenants in this Section 11 and (ii) the Employer will provide certain benefits to Executive hereunder in reliance on such covenants in view of the unique and essential nature of the services Executive will perform on behalf of the Employer and the irreparable injury that would befall the Employer should Executive breach such covenants. Executive further acknowledges that Executive’s services are of a special, unique and extraordinary character and that Executive’s position with the Employer will place Executive in a position of confidence and trust with customers and employees of the Employer and its subsidiaries and affiliates and with the Employer’s other constituencies and will allow Executive access to Trade Secrets and Confidential Information (each as defined below) concerning the Employer and its subsidiaries and affiliates. Executive further acknowledges that the types and periods of restrictions imposed by the covenants in this Section 11 are fair and reasonable and that such restrictions will not prevent Executive from earning a livelihood.

(b)          Covenants. Having acknowledged the foregoing, Executive covenants and agrees with the Employer as follows:

(i)          While Executive is employed by the Employer and continuing thereafter, Executive shall not disclose or use any Confidential Information or Trade Secret for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose other than as may be necessary and appropriate in the ordinary course of performing Executive’s duties to the Employer during the Employment Period.

(ii)         While Executive is employed by the Employer and for a period of two years thereafter, Executive shall not (except on behalf of or with the prior written consent of the Employer), on Executive’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of the Employer or its subsidiaries or affiliates, including, without limitation, actively sought prospective customers, with whom Executive had Material Contact (as defined below) during Executive’s employment, for the purpose of providing products or services that are Competitive (as defined below) with those offered or provided by the Employer or its subsidiaries or affiliates or, in the event of Executive’s termination, Competitive with those offered or provided by the Employer or its subsidiaries or affiliates within the two years immediately preceding the termination of Executive’s employment.

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(iii)        While Executive is employed by the Employer and for a period of two years thereafter, Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on Executive’s own behalf or in the service or on behalf of others, perform duties and responsibilities that are the same as or substantially similar to those Executive performs for the Employer or, in the event of Executive’s termination, performed for the Employer within two years prior to the termination of Executive’s employment, for any business which is the same as or essentially the same as the business conducted by the Employer and its subsidiaries and affiliates, within the Restricted Territory (as defined below).

(iv)        While Executive is employed by the Employer and for a period of two years thereafter, Executive shall not (except on behalf of or with the prior written consent of the Employer), on Executive’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of the Employer or its subsidiaries or affiliates, whether or not such employee is a full-time employee or a temporary employee of the Employer or its subsidiaries or affiliates, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for the Employer.

(v)         Upon the expiration of the Employment Period, or Executive’s earlier termination or resignation, Executive will turn over promptly thereafter to the Employer all physical items and other property belonging to the Employer, including, without limitation, all business correspondence, letters, papers, reports, customer lists, financial statements, credit reports or other Confidential Information, data or documents of the Employer, in the possession or control of Executive, all of which are and will continue to be the sole and exclusive property of the Employer.

(c)          Definitions. For purposes of this Section 11, the following terms shall be defined as set forth below:

(i)          “Competitive,” with respect to particular products or services, shall mean products or services that are the same as or similar to the products or services of the Employer and its subsidiaries and affiliates.

(ii)         “Confidential Information” shall mean data and information: (A) relating to the business of the Employer and its subsidiaries and affiliates, regardless of whether the data or information constitutes a Trade Secret; (B) disclosed to Executive or of which Executive becomes aware as a consequence of Executive’s relationship with the Employer; (C) having value to the Employer; and (D) not generally known to competitors of the Employer. Confidential Information shall include, without limitation, Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that such term shall not mean data or information that (x) has been voluntarily disclosed to the public by the Employer, except where such public disclosure has been made by Executive without authorization from the Employer, (y) has been independently developed and disclosed by others or (z) has otherwise entered the public domain through lawful means.

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(iii)        “Material Contact” shall mean contact between Executive and a customer or prospective customer: (A) with whom or which Executive dealt on behalf of the Employer or its subsidiaries or affiliates; (B) whose dealings with the Employer were coordinated or supervised by Executive; (C) about whom Executive obtained Confidential Information in the ordinary course of business as a result of Executive’s association with the Employer; or (D) who receives products or services as authorized by the Employer, the sale or provision of which results or resulted in compensation, commissions or earnings for Executive within the two years immediately preceding the Termination Date.

(iv)        “Restricted Territory” shall mean the geographic territory within a 50-mile radius of each of the Employer’s corporate offices located at 310 First Street, S.E., Moultrie, Georgia 31768 and 7915 Baymeadows Way, Suite 300, Jacksonville, Florida 32256; provided, however, that if the physical location of either or both of such offices shall change during the Term, then the Restricted Territory shall mean the geographic territory within a 50-mile radius of the physical locations of such offices at such time and, in the event of the termination of Executive’s employment, the Restricted Territory shall mean the geographic territory within a 50-mile radius of the physical locations of such offices on the Termination Date.

(v)         “Trade Secret” shall mean information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(d)          Equitable Remedies. Executive acknowledges that irreparable loss and injury would result to the Employer upon the breach of any of the covenants contained in this Section 11 and that damages arising out of such breach would be difficult to ascertain. Executive hereby agrees that, in addition to all other remedies provided at law or in equity, the Employer may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Executive of any covenant contained in this Section 11.

(e)          Modification of Covenants. In the event that the provisions of this Section 11 should ever be determined to exceed the time, geographic or other limitations permitted by applicable law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

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12.          Executive’s Representations. Executive hereby represents to the Employer that the execution and delivery of this Agreement by Executive and the Employer and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound. Executive represents and warrants that Executive is not subject to any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or any other obligation to any former employer or to any other person or entity that conflicts in any way with Executive’s ability to be employed by or perform services for the Employer.

13.          Assignment and Successors.

(a)         Executive. This Agreement is personal to Executive and without the prior written consent of the Employer shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b)         The Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns. The Bancorp and the Bank will each require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) or to all or substantially all of its business or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.

14.          Miscellaneous.

(a)          Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(b)          Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(c)          Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Employer and Executive with respect to the subject matter hereof and from and after the Effective Date supersedes and invalidates all previous employment agreements with Executive, including that certain Executive Employment Agreement between the Bancorp and Executive dated as of May 5, 2005, as amended prior to the Effective Date. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

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(d)          Withholdings. Notwithstanding any other provision of this Agreement, the Employer shall withhold from any amounts payable or benefits provided under this Agreement any federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)          Compliance with Section 409A.

(i)          It is intended that this Agreement shall conform with all applicable Section 409A requirements to the extent Section 409A applies to any provisions of the Agreement. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event shall Executive, directly or indirectly, designate the calendar year of payment. Executive acknowledges that the Employer has not made, and does not make, any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including, but not limited to, Section 409A or compliance with the requirements thereof.

(ii)         To the extent Executive is a “specified employee” as defined in Section 409A, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Section 409A) upon separation from service (within the meaning of Section 409A), after taking into account all available exemptions, that would otherwise be payable, distributable or settled during the six-month period after separation from service, will be made during such six-month period, and any such payment, distribution or benefit will instead be paid, distributed or settled on the first business day after such six-month period; provided, however, that if Executive dies following the Termination Date and prior to the payment, distribution, settlement or provision of any payments, distributions or benefits delayed on account of Section 409A, then such payments, distributions or benefits shall be paid or provided to the personal representative of Executive’s estate within 30 days after the date of Executive’s death.

(f)            Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any bonus, incentive-based, equity-based or other similar compensation paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Employer which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Employer pursuant to any such law, government regulation or stock exchange listing requirement).

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(g)           Governing Law. Except to the extent preempted by federal law, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(h)           Arbitration. Except for any claim for injunctive relief hereunder or as provided in Section 11 hereof, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. The place of arbitration shall be selected by the Employer. The decision of the arbitration panel shall be final and binding upon the parties, and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction. The parties agree that Executive and the Employer shall each bear one-half of the administrative expenses (filing and arbitrator costs) associated with the arbitration, and the prevailing party shall be entitled to reimbursement for the additional costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by such party in connection with any such dispute.

(i)            Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by nationally recognized overnight courier service or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, when delivered by nationally recognized overnight courier service or, if mailed, five days after the date of deposit in the United States mail, as follows:

To the Employer:

Ameris Bancorp

310 First Street, S.E.

Moultrie, Georgia 31768

Attention: Chief Executive Officer

To Executive:

At the most recent address on file for Executive with the Employer.

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(j)            Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 7, 10, 11 and 14(e)-(j), the definitions of defined terms used therein and the remaining provisions of this Section 14 (to the extent necessary to effectuate the survival of the foregoing provisions) shall survive the termination of this Agreement and any termination of Executive’s employment hereunder.

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(k)           Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto that makes specific reference to this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Executive Employment Agreement as of the date first above written.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Name:	Edwin W. Hortman, Jr.
Title:	President and Chief Executive Officer

AMERIS BANK

By:	/s/ Edwin W. Hortman, Jr.
Name:	Edwin W. Hortman, Jr.
Title:	Chief Executive Officer

/s/ Dennis J. Zember Jr.
DENNIS J. ZEMBER JR.

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